UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2008

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729		33729
(Address of principal executive offices)		(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2008, the Board of Directors increased the size of the Board from nine to ten and appointed John (Jay) B. Morse, Jr. as an additional member of the Board of Directors.  Mr. Morse will also serve on the Audit Committee and Compensation and Human Resources Committee and will act as Chairman of the Compensation and Human Resources Committee.

Mr. Morse is currently Senior Vice President, Finance and Chief Financial Officer of The Washington Post Company, where he has corporate responsibility for investor relations, treasury, and investment functions as well as tax, audit, and accounting areas.  Mr. Morse has announced his intention to retire from The Washington Post Company at the end of 2008.

A copy of the press release announcing the election of Mr. Morse to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

There was no arrangement or understanding between Mr. Morse and any other person pursuant to which he was selected as a director.  There is no family relationship between Mr. Morse and any of the Company’s other officers or executive officers.  Mr. Morse does not have any direct or indirect material interest in any transaction in which the Company is a participant where the amount involved exceeds $120,000.  Mr. Morse will receive cash compensation for his services as a member of the Board of Directors in accordance with the Company’s director compensation policy approved effective August 20, 2008 and described in Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on August 20, 2008.

Item 9.01                                            Financial Statements and Exhibits

(d)                                  Exhibits

99.1                          Press Release dated December 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, INC.
Dated: December 9, 2008
	By:	/s/ Judy Schmeling
	Name:	Judy Schmeling
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 9, 2008.